UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 30, 2012

Crown Castle International Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16441	76-0470458
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

1220 Augusta Drive
Suite 500
Houston, TX 77057
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (713) 570-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 30, 2012, Crown Castle International Corp., a Delaware corporation (“Crown Castle”), through certain of its wholly owned subsidiaries, completed its acquisition of the exclusive right to lease, operate or otherwise acquire approximately 7,100 wireless communications sites (the “Sites”) from T-Mobile USA, Inc., a Delaware corporation and a subsidiary of Deutsche Telekom, AG (“T-Mobile”), and certain T-Mobile subsidiaries for approximately $2.486 billion in cash (subject to certain post-closing adjustments).  Crown Castle completed the acquisition pursuant to the Master Agreement dated as of September 28, 2012, among Crown Castle, certain Crown Castle subsidiaries, T-Mobile and certain T-Mobile subsidiaries, filed as Exhibit 10.1 to Crown Castle’s Current Report on Form 8-K dated September 28, 2012 and filed on October 2, 2012, and the related Master Prepaid Lease, Management Agreement and MPL Site Master Lease Agreement and Sale Site Master Lease Agreement (together with the MPL Site Master Lease Agreement, the “Master Lease Agreements”) entered into by certain Crown Castle subsidiaries and T-Mobile or certain T-Mobile subsidiaries, as applicable, on November 30, 2012, in each case substantially in the forms described in, and filed as Exhibits 10.2 through 10.5 to, Crown Castle’s Current Report on Form 8-K dated September 28, 2012 and filed on October 2, 2012.  The executed Master Prepaid Lease, Management Agreement and Master Lease Agreements will be filed as exhibits to Crown Castle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Of the approximately 7,100 Sites included in the transaction as of November 30, 2012, Crown Castle is leasing or subleasing 6,209 Sites pursuant to the Master Prepaid Lease from certain T-Mobile subsidiaries and has purchased 896 Sites from T-Mobile and certain T-Mobile subsidiaries, including 473 Sites located primarily in California and Nevada that are subject to certain of the terms of the Lease and Sublease dated as of December 14, 2000, among SBC Tower Holdings LLC, Southern Towers, Inc., SBC Wireless, LLC and SpectraSite Holdings, Inc. (filed as Exhibit 10.2 to the SpectraSite Holdings, Inc. Quarterly Report on Form 10-Q (File No. 000-27217) filed on May 11, 2001), and certain related agreements. The number of Sites included in the transaction is subject to certain post-closing adjustments, and certain of the Sites are subject to management arrangements until all requisite authorizations for their lease, sublease or sale, as applicable, have been obtained.

The consideration paid by Crown Castle for the Sites was funded with cash on hand, with proceeds from Crown Castle’s private offering of $1,650,000,000 5.25% Senior Notes due 2023, which were issued on October 15, 2012, and with borrowings under Crown Castle’s revolving credit facility.

Upon the closing of the transaction, Crown Castle, through certain of its wholly owned subsidiaries, agreed to lease, sublease or otherwise make available collocation space at each Site to certain T-Mobile collocators pursuant to the Master Lease Agreements for a period of ten years, subject to automatic extension (unless terminated by the applicable T-Mobile collocators) for eight additional five-year renewal terms, for initial collocation rent of $1,905 per month for each Site (subject to adjustments).

The foregoing description of the transaction does not purport to be a complete description of the terms and provisions of the agreements governing the transaction and is qualified in its entirety by reference to the agreements filed as Exhibits 10.1 through 10.5 to Crown Castle’s Current Report on Form 8-K dated September 28, 2012 and filed on October 2, 2012.  Item 1.01 of Crown Castle’s Current Report on Form 8-K dated September 28, 2012 and filed on October 2, 2012 is incorporated herein by reference, to the extent not inconsistent with or superseded by the description contained herein.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of real estate operations acquired.

The financial statements and any additional information specified by Rule 3-14 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

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(b)  Pro forma financial information.

Pro forma financial information required by Article 11 of Regulation S-X will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.

By:	/s/ E. Blake Hawk
Name: E. Blake Hawk
Title: Executive Vice President and General Counsel

Date:  December 3, 2012

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